To our shareholders,

We will soon be filing our annual report for 2015 and celebrating the milestone of having achieved full “revenue generating operation” status. We have successfully positioned ourselves as one of the leading Design-Build, Engineering, Procurement and Construction contractors operating in the rapidly growing indoor and vertical farming sector. Starting with the release of our 2015 annual report, we will begin hosting quarterly shareholder conference calls to discuss results, provide guidance and take questions from analysts and investors.
Current Operations
The vertical farming industry is estimated to reach $3.88 Billion by 2020, at a CAGR of 30.7% between 2015 and 2020 (based on a report by MarketsandMarkets, the World's No. 2 firm for the publication of annual premium market research reports). The vertical farming industry continues to rapidly evolve in the form of two distinct groups: mid to large commercial operators and smaller – and typically highly passionate – owner-operators.  Both groups are contributing to the unified goal of placing high quality food production directly and accessibly within urban population centers. Our most recently completed design-build project falls under the owner-operator model, being the first of its kind in Houston. We are pleased to announce that our first design-build project, using our VFRacking flood and drain system, is now preparing to start producing gourmet microgreens for local Houston area consumers.
Late last year we were also engaged to design-build a 38,000 sq. ft.  medical cannabis production facility in Maryland utilizing our state-of-the-art HPA, HVAC and VFRacking systems. The Company received an initial engineering retainer, with the submittal and design phase of the project currently on hold due to delays in the Maryland licensing process. Additionally, we have completed design work for a client in Colorado for a custom cultivation platform, and are currently in discussions to move towards prototyping and providing OEM services for all of their facilities. In addition, we were engaged to design-build a custom platform for a research group in Michigan conducting scientific studies on various aspects of plant production and the effects of LED lighting.
Lastly, just this week, we received a $35,000 deposit on a design-build engagement for a 7,000 sq. ft. cannabis production facility in Alaska to provide 59 HPA units, 3 process skids and conduct HVAC engineering with an estimated (not to exceed) contract price of $446,220. In total, we have now invoiced over $168,000 in services to date -- with the full performance of these projects currently estimated at over $4.6 Million should they move forward towards construction as currently planned.
Forward Planning and Pending Projects
We are also excited to announce that we have recently entered into a three-year agreement with IGES Canada, Ltd. (IGES) to provide Engineering, Procurement and Construction (EPC) services for controlled environment agriculture (CEA) in their current and developing portfolio of 15 facilities across several countries. IGES is a Transition-Oriented Enterprise that works with global policy makers, governments and local stake holders toward creating real economic and social benefits for local populations, while reducing any potential negative environmental impacts. The initial facility anticipated to be executed under this agreement will be a 22,000 sq. ft. vertical farm in Pennsylvania. Should the project proceed forward as expected, the first phase is currently estimated at $4.7 Million.

Through our business-to-business (B2B) relationships with Illumitex and Freight Farms (and with our industry advocate, the Association of Vertical Farming), we are beginning to generate significant client collaborations. As a result, we continue to strengthen our position as “thought leaders” in this still nascent industry. We are also currently in discussions for additional projects in the US, Canada, Poland and France, while launching a phased rollout of our North American “Authorized Dealer” program for both food and medicinal crops.  Likewise, we continue to receive and respond to a high volume of requests and inquiries from the Middle East, Europe and Asia. We will also soon be providing discounted equipment for the Urban Agriculture Vertical Farming System research project and facility (targeting state-of-the-art food production) at the University of Arizona, Controlled Environment Agriculture Center.
On December 1, 2015, we signed a Chapter 380 Economic Development Agreement with the City of Pasadena to develop a Community Located Agriculture Research Area (CLARA). Our CLARA project partners have been receiving larger than expected support from non-profit groups and educators and have recently received additional grant funding -- with over $250,000 in new grant applications still pending.  Due to an aggressive new stance by the White House Office of Science and Technology Policy (OSTP), we have begun exploring the possibility of seeking further funding for the CLARA project via Science, Technology, Engineering and Math (STEM) grants. The intent of the CLARA project meets virtually all of the guidelines set forth by the OSTP in regards to agriculture research and education. With the Federal Government expanding grant programs and taking increasing interest in new agricultural technologies and research, we believe the CLARA project is well positioned to be a successful applicant for both of these funding sources.
On a similar note, for those not familiar with emerging public health trends, fundamental changes that recognize the importance of not only “healthier eating” -- but also improved employment prospects, broadened educational opportunities and revitalized community participation -- are changing the face of how public health is understood and practiced in the United States. With these changes comes support from institutional funding sources for innovative projects and technologies that pro-actively provide solutions for nationally and internationally anticipated water and food production shortages. CLARA’s comprehensive vision directly addresses these concerns, while providing the ideal platform for continuous technology improvement through R&D as well as real and robust crop production to showcase what we and our business partners can offer.
Since transitioning from our development stage to actual revenue-generating operations late last year, we have seen a steady growth in project deal flow. We have established a strong B2B infrastructure that has led to over a dozen potential project referrals along with direct inquiries for facility build-outs arriving at an average pace of approximately 10 per week. In addition to the key projects already discussed, our current sales pipeline includes 16 facility design-build negotiations, with 6 in early-to-mid stage discussions for a total of 109,000 sq. ft., and 10 in late-stage negotiations covering an additional 277,000 sq. ft. of production. Currently, our potential client base is nearly evenly split, with 44% in Cannabis and 56% in edible produce production.
We attribute this strong pipeline to our solid reputation within both aspects of the indoor farming sector, our strong industry connections and partnerships, our strong support from governmental agencies and non-profits that are increasingly providing project grants and subsidies, and our unique ability to provide project financing through our partner Noesis. We currently estimate that approximately 25% of our revenue to date has come from groups receiving grants and subsidies.
Research and Development
A key focus of R&D in 2016 will be through a soon-to-be-announced third party case study by Chris Bayley of Hortistructure, Inc. The case study will be conducted at The Green Company, an existing Tier 2 Cannabis Producer in Washington State and the results will be published through Marijuana Venture Magazine, an industry-leading B2B trade publication. The study is meant to showcase the technical proficiency of our HPA platform in the production of cannabis. We will also be gathering data by independently testing a variety of new approaches to HVAC and lighting, including various different spectrums and LED brands. As licensed cannabis producers predictably and necessarily begin to shift away from energy-intensive HVAC systems and HID lighting to more efficient LED lighting, we will be able to provide clients with forward thinking, data-driven consulting on the most cost and energy efficient solutions to this most essential (and expensive) aspect of indoor farming technology. Through our partnership with Noesis, we will be able to design for efficiency, identify potential cost savings for prospective clients -- and provide project financing to implement those cost savings.

We are currently wrapping up a second cannabis production pilot with Canopy Growth in Canada, and are pleased to announce that the data thus far appears to confirm our previous outstanding performance results. We continue to partner with Canopy Growth and expect to move towards our previously announced economic pilot and system installation later this year. We have also begun discussions with other licensed and license-pending producers under Health Canada's Marihuana for Medical Purposes Regulations (MMPR) program.
Finally – and as always -- we continue to actively pursue our guiding passion for developing innovative new technologies for the indoor farming industry, and to continuously make improvements to our existing designs based on ongoing project feedback.
CAPEX , Marketing Strategy and Closing Comments
Our core focus is now on sustainably scaling up our operations in regard to engineering, business development, internal administration and industry advocacy -- while continuing to develop and expand  our existing projects. Our minimum CAPEX plans for 2016 call for $1 Million in additional funding. We are currently expecting to close $250,000 in bridge financing to accelerate some key operational activities and will soon be preparing a $2 Million registered offering by way of an Equity Purchase Agreement (EPA) with Kodiak Capital. As we begin to close additional projects in our sales pipeline and are able to show consistent revenue growth quarter over quarter, we believe that having the Kodiak EPA in place will allow us to take advantage of anticipated changes in market conditions and provide liquidity to the market by having a ready-to-sell offering available.
Based on a recent shareholder NOBO report, we estimate that less than 450,000 shares in total have been sold by our Secondary Public Offering shareholders since we began trading on the OTCQB in March of 2015. We believe that these limited sales have contributed to poor stock performance, due to a lack of liquidity in our common stock. We have recently hired FMW Media Works, Inc. and Emerging Growth LLC to provide investor and public relations services to help increase investor awareness and shareholder value. Now that we are generating revenue and have a strong sales pipeline, it is time to get our message out to investors in a much more focused and active way. As of today, we have 11,692,031 shares of common stock issued and outstanding, of which 3,458,611 shares are freely tradable. In addition to stepping up the frequency of our Corporate communications, we are currently redeveloping our core marketing strategies for promoting our products and services. We expect to launch these new marketing programs in mid-to-late summer, and plan to coordinate this launch with a presence at several key industry conferences, showcasing the benefits of our ongoing R&D.
I want to personally thank our loyal shareholders for their continued support and patience. Likewise, “Welcome aboard!” to those of you who are new shareholders -- and thank you as well for your support of our company and our mission. As with any start-up, we've had unanticipated delays, suffered some setbacks and had to make some minor pivots due to market conditions. However, I believe that overall you will see that we have achieved even more this past year than we originally set out to achieve. We are arguably one of the best positioned Companies in our industry in regard to our potential to sustainably grow -- and ultimately thrive -- in this amazing, burgeoning sector. We have developed some amazing technologies, built some strong partnerships -- and are now poised for what we see to be great future success. None of this could have happened without our investors, so again I thank you. The seeds have been planted and now all of us can begin to enjoy the fruits of our hard work and commitment to Indoor Harvest… and to the vision for a sustainable future that we stand for.

Warm Regards,

Chad Sykes, Founder and CEO
Indoor Harvest Corp